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                                                                    Exhibit 10.9

                         COMMON STOCK PURCHASE AGREEMENT

            COMMON STOCK PURCHASE AGREEMENT (the "Agreement") entered into as of ____________________, 19___ (the "Purchase Date") between KSL RECREATION CORPORATION, a Delaware corporation ("KSL"), and ____________________ (the "Recipient") (KSL and the Recipient being hereinafter collectively referred to as the "Parties").

                                    RECITALS

            KSL has granted to the Recipient an option or options (the "Options") to purchase _____ shares of its common stock, par value $.01 per share (the "Common Stock") at a purchase price of $500 per share, pursuant to the terms of the KSL Recreation Corporation 1995 Stock Purchase and Option Plan (the "Option Plan") and the Non-Qualified Stock Option Agreement attached hereto as Exhibit A.

            This Agreement is one of several agreements ("Other Recipients' Agreements") which have been, or which in the future will be, entered into between KSL and other individuals who are or will be key employees of KSL or one of its subsidiaries (collectively, the "Other Recipients"). In addition, KSL has entered into, or may in the future enter into, agreements (the "Investors' Agreements") with certain institutional investors and other purchasers (collectively, the "Investors") pursuant to which the Investors purchased or will purchase shares of Common Stock.

                                    AGREEMENT

            To implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

            1. Trigger Date.

            (a) For purposes solely of determining whether the time periods set forth herein have expired, the "Trigger Date" will be deemed to be _______________, 19___.

            2. Recipient's Representations, Warranties and Agreements.

            (a) The Recipient represents and warrants that he is acquiring the Common Stock issuable upon exercise of the Options (sometimes referred to herein as the "Stock," which term also includes the shares of Common Stock issuable upon the exercise of options provided for in Section 8(a) of this Agreement) for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Recipient agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of the Stock (any
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                                                                               2


such act being herein referred to as a "transfer") unless such transfer complies with Section 3 of this Agreement and (i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933 as amended, and the rules and regulations in effect thereunder (the "Act"), and in compliance with applicable provisions of state securities laws or (ii) (A) counsel for the Recipient (which counsel shall be reasonably acceptable to KSL) shall have furnished KSL with an opinion, reasonably satisfactory in form and substance to KSL, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Recipient is a citizen or resident of any country other than the United States, or the Recipient desires to effect any transfer in any such country, counsel for the Recipient (which counsel shall be reasonably satisfactory to KSL) shall have furnished KSL with an opinion or other advice reasonably satisfactory in form and substance to KSL to the effect that such transfer will comply with the securities laws of such jurisdiction. Notwithstanding the foregoing, KSL acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement and no opinion of counsel is required in connection therewith: (w) a transfer made pursuant to Sections 4, 5 or 6 hereof, (x) a transfer upon the death of the Recipient to his executors, administrators, testamentary trustees, legatees or beneficiaries (the "Recipient's Estate") or a transfer to the executors, administrators, testamentary trustee, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement as if such transferee were the Recipient, (y) a transfer made after the Trigger Date in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Recipient, his spouse or his lineal descendants by blood or adoption (a "Recipient's Trust") or a transfer made after the third anniversary of the Trigger Date to such a trust by a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof as if such transferee were the Recipient and (z) a pledge or hypothecation by the Recipient or the Recipient's Trust, as the case may be, of the Stock or his or its interest therein to KSL, a bank or other financial institution or other entity ("Pledgee") reasonably satisfactory to KSL to secure a loan by KSL, such bank or financial institution or such other entity to the Recipient or the Recipient's Trust, as the case may be, for the purchase of Stock, or refinancing of any indebtedness incurred to purchase Stock; provided that (A) such bank or financial institution or other entity (other than KSL) agrees in writing to accept the Stock or interest therein subject to all of the terms and conditions of this Agreement as if such institution were the Recipient and to notify KSL upon the happening of any default or event of default under the terms of its agreement with the
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Recipient or the Recipient's Trust, as the case may be, relating to such pledge or hypothecation, and (B) the Recipient or the Recipient's Trust, as the case may be, delivers to KSL a copy of all proposed documentation relating to such pledge or hypothecation at least ten days before the scheduled date of such pledge or hypothecation, and prior to such scheduled date KSL has confirmed that such documentation is reasonably satisfactory in form and substance to it.

            (b) The certificate (or certificates) representing the Stock shall bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE COMMON STOCK PURCHASE AGREEMENT DATED AS OF _______________, 19___ BETWEEN KSL RECREATION CORPORATION ("KSL") AND THE Recipient NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF KSL). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IN COMPLIANCE WITH APPLICABLE PROVISIONS OF STATE SECURITIES LAWS OR (B) IF (I) KSL HAS BEEN FURNISHED WITH A REASONABLY SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT OR THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND IN COMPLIANCE WITH APPLICABLE PROVISIONS OF STATE SECURITIES LAWS, AND (II) IF THE HOLDER IS A CITIZEN OR RESIDENT OF ANY COUNTRY OTHER THAN THE UNITED STATES, OR THE HOLDER DESIRES TO EFFECT ANY SUCH TRANSACTION IN ANY SUCH COUNTRY, KSL HAS BEEN FURNISHED WITH A REASONABLY SATISFACTORY OPINION OR OTHER ADVICE OF COUNSEL FOR THE HOLDER THAT SUCH TRANSACTION WILL NOT VIOLATE THE LAWS OF SUCH COUNTRY."

            (c) The Recipient acknowledges that he has been advised that (i) the Stock has not been registered under the Act, (ii) the Stock must be held indefinitely and the Recipient must continue to bear the economic risk of the investment in the Stock unless subsequently registered under the Act or an exemption from such registration is available, (iii) it is not anticipated that there will be any public market for the Stock, (iv) Rule 144 promulgated under the Act is not currently available with respect to the sales of any securities of KSL, and KSL has made no covenant to make such Rule available (except as provided in Section 9 hereof), (v) when and if Stock may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) if the Rule 144 exemption is not available, public sale without registration will require compliance with Regulation A or some other exemption under the
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Act, (vii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (viii) a notation shall be made in the appropriate records of KSL indicating that the Stock is subject to restriction on transfer and, if KSL should at some time in the future engage the services of a transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Stock.

            (d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Recipient shall promptly notify KSL of such intended disposition and shall deliver to KSL at or prior to the time of such disposition such documentation as KSL may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to KSL an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission ("SEC").

            (e) The Recipient agrees that, if any shares of capital stock of KSL are offered to the public pursuant to an effective registration statement under the Act, the Recipient will not effect any public sale or public distribution of any shares of Stock not covered by such registration statement within 7 days prior to, or within 180 days (or in an underwritten public offering, any such lesser period as the underwriters may agree to) after, the effective date of such registration statement, unless otherwise agreed to in writing by KSL.

            (f) The Recipient represents and warrants that (i) his net worth is not less than the amount set forth in the questionnaire previously delivered by him to KSL and his financial condition is such that he can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies,
(ii) he can afford to suffer a complete loss of his investment in the Stock,
(iii) all information which he has provided to KSL concerning himself and his financial position is correct and complete as of the date of this Agreement,
(iv) he understands and has taken cognizance of all risk factors related to the purchase of the Stock, and (v) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Stock as contemplated by this Agreement.

            3. Restriction on Transfer.

            Except for transfers permitted by clauses (w), (x), (y) and (z) of
Section 2(a) or a sale of shares of Stock pursuant to an effective registration statement under the Act filed by KSL, the Recipient agrees that he will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of Stock (any such act being herein referred to as a "transfer") at any time prior to the fifth anniversary of the Trigger Date; provided that after the closing of a Qualified Public Offering (as defined
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in Section 7), the restriction on the transfer provided in this Section 3 shall not apply as of any date (a "Calculation Date") to a number of shares of Stock (the "Unrestricted Shares") held in the aggregate by the Recipient, the Recipient's Trust, the Recipient's Estate and/or any Pledgee equal to (i) that number of shares of Stock acquired by the Recipient through the exercise of Options which does not exceed the product of the total number of shares of Stock covered by the options issued on the Trigger Date times the Unrestricted Percentage less (ii) the total number of shares of Stock transferred by the Recipient, the Recipient's Trust, the Recipient's Estate or a Pledgee after the date hereof, other than through transfers permitted by clauses (x), (y) and (z) of Section 2(a) or a sale of Stock pursuant to an effective registration statement filed by KSL. No transfer of any such shares of Stock in violation hereof shall be made or recorded on the books of KSL and any such transfer shall be void and of no effect. The Unrestricted Percentage shall be determined as follows:

                                                      Unrestricted
Calculation Date                                       Percentage
----------------                                       ----------

Trigger Date through and including the                      -0-
   first anniversary of the Trigger Date

After the first anniversary of the                          20%
   Trigger Date through and including the
   second anniversary of the Trigger Date

After the second anniversary of the                         40%
   Trigger Date through and including the
   third anniversary of the Trigger Date

After the third anniversary of the                          60%
   Trigger Date through and including the
   fourth anniversary of the Trigger Date

After the fourth anniversary of the                         80%
   Trigger Date through and including the
   fifth anniversary of the Trigger Date

After the fifth anniversary of the                         100%
   Trigger Date

            4. Right of First Refusal.

            If prior to a Public Offering, the Recipient receives a bona fide offer to purchase any or all of his shares of Stock (the "Offer") from a third party (the "Offeror") which the Recipient wishes to accept, the Recipient shall cause the Offer to be reduced to writing and shall notify KSL in writing of his wish to accept the Offer. The Recipient's notice shall contain an irrevocable offer to sell such shares of Stock to KSL (in the manner set forth below) at a purchase price equal to the price
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                                                                               6


contained in, and on the same terms and conditions of the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). At any time within 45 days after the date of the receipt by KSL of the Recipient's notice, KSL shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Offer either
(i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, at the equivalent all cash price, determined in good faith by the Board of Directors of KSL, by delivering a certified bank check or checks in the appropriate amount (and any such non-cash consideration to be paid) to the Recipient at the principal office of KSL against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Recipient. If at the end of such 45-day period, KSL or such third party has not tendered the purchase price for such shares of Stock in the manner set forth above, the Recipient may during the succeeding 30-day period sell not less than all of the shares of Stock covered by the Offer to the Offeror at a price and on terms no less favorable to Recipient than those contained in the offer. No sale may be made to any Offeror unless the Offeror agrees in writing with KSL to be bound by the provisions of this Section 4 in connection with any resale by the Offeror. Promptly after such sale, the Recipient shall notify KSL of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by KSL. If, at the end of 30 days following the expiration of the 45-day period for KSL to purchase the shares of Stock, the Recipient has not completed the sale of such shares of Stock as aforesaid, all the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of Stock.

            5. Recipient's Resale of Shares of Stock and Options to KSL upon Recipient's Death Disability or Retirement.

            (a) Except as otherwise provided herein, if (i)(X) the Recipient either dies or becomes Permanently Disabled and (Y) the Recipient was, at the time of death or disability, still in the employ of KSL or any subsidiary of KSL, or had retired from KSL and its subsidiaries at age 65 or over (or such other age as may be approved by the Board of Directors of KSL) after having been employed by KSL and its subsidiaries for at least three years after the Trigger Date or (ii) with the prior consent of the Board of Directors of KSL (such consent not to be withheld unless the Board of Directors reasonably determines that KSL would be financially impaired by reason of the purchase described herein), the Recipient retires from KSL and its subsidiaries at age 65 or over after having been employed by KSL and its subsidiaries for at least three years after the Trigger Date, then the Recipient, the Recipient's Estate or a Recipient's Trust, as the case may be, shall have the right, for six months following the date of
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death, Permanent Disability or retirement, to (A) sell to KSL, and KSL shall be required to purchase, on one occasion, all or any portion of the shares of Stock then held by the Recipient, the Recipient's Trust and/or the Recipient's Estate, as the case may be, at an aggregate purchase price equal to the Section 5 Repurchase Price per Share, as determined in accordance with Section 7 and (B) to require KSL to pay to the Recipient, the Recipient's Estate or the Recipient's Trust, as the case may be, an additional amount equal to the Option Excess Price determined on the basis of the excess, if any, of the Section 5 Repurchase Price per Share over the Option Price multiplied by the applicable number of shares of Stock covered by then exercisable Options as provided in
Section 8 with respect to the termination of outstanding Options held by the Recipient, the Recipient's Estate or the Recipient's Trust. The Recipient, the Recipient's Estate and/or the Recipient's Trust, as the case may be, shall send written notice to KSL of his or its intention to sell,shares of Stock and to terminate such Options in exchange for the payments referred to in the preceding sentence (the "Redemption Notice"). The completion of the purchase shall take place at the principal office of KSL on the 15th business day after the giving of the Redemption Notice. The Section 5 Repurchase Price per Share shall be paid by delivery to the Recipient, the Recipient's Estate or the Recipient's Trust, as the case may be, of a certified bank check or checks in the appropriate amount payable to the order of the Recipient, the Recipient's Estate or the Recipient's Trust, as the case may be, against delivery of certificates or other instruments representing the shares of Stock so purchased and appropriate documents canceling the Options so terminated appropriately endorsed or executed by the Recipient, the Recipient's Estate or the Recipient's Trust, or his or its duly authorized representative. For purposes of this Agreement, the Recipient shall be deemed to have a "Permanent Disability" if the Recipient is unable to engage in the activities required by the Recipient's job by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

            (b) Notwithstanding any other provision of this Section 5 and subject to Section 11, KSL shall not be obligated to repurchase any of the shares of Stock or the Options from the Recipient, the Recipient's Estate, or the Recipient's Trust, as the case may be, if there exists and is continuing a default or any event which after notice or lapse of time or both would cause a default under any loan, guarantee or other agreement under which KSL or any subsidiary of KSL has borrowed money or such repurchase would result in a default or any event which after notice or lapse of time or both would cause a default under any such agreement or if the capital of KSL or any such subsidiary is then impaired or such purchase would cause an impairment of the capital of
KSL or such subsidiary or would otherwise violate the Delaware General Corporation Law, 8 Del. C. ss.1-101 et seq., as
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                                                                               8


amended from time to time (each such occurrence being an "Event"); provided, however, that if there are two or more unsatisfied Redemption Notices pending and satisfaction of such Redemption Notices would result in the occurrence of an Event, KSL shall repurchase Stock and Options pursuant to such pending Redemption Notices pro rata to the extent that no Event has occurred and continues and such repurchase would not result in the occurrence of an Event; provided, further, that the Recipient, the Recipient's Estate or the Recipient's Trust, as the case may be, shall have the right to withdraw any Redemption Notice which has been pending for 120 or more days and which has remained unsatisfied in whole or in part because of the provisions of this Section 5(b).

            6.    KSL's Option to Repurchase Stock and Options of Recipient.

            (a) If (i) the Recipient's active employment with KSL and its subsidiaries is involuntarily terminated with Cause (as defined in Section 7(g)), (ii) prior to the fifth anniversary of the Trigger Date the Recipient voluntarily terminates his employment with KSL for any reason other than death, Permanent Disability or retirement at age 65 or over, (iii) subsequent to a transfer permitted by clause (y) of Section 2(a), the beneficiaries of a Recipient's Trust shall include any person or entity other than the Recipient, his spouse or his lineal descendants, or (iv) the Recipient shall effect a transfer of any of the shares of Stock other than as permitted in this Agreement, then KSL shall have an option to purchase all, but not less than all, of the shares of Stock then held by the Recipient, the Recipient's Estate, a Recipient's Trust or any Pledgee at the Section 6 Repurchase Price per Share determined in accordance with Section 7 hereof, provided, however, that the
Section 5 Repurchase Price per Share shall apply to shares repurchased as a result of an event set forth in clause (ii) of this Section 6(a). The Section 5 Repurchase Price per Share and the Section 6 Repurchase Price per Share are sometimes referred to herein as the "Repurchase Price". KSL shall have a period of 75 days from the date of any event described in (i) hereof, or 75 days after KSL has knowledge of any event described in clauses (ii), (iii) or (iv) hereof, in which to give notice in writing to the Recipient of the exercise of such option. In the case of any of the events set forth in clauses (i), (iii) or (iv) of this Section 6(a), KSL may also pay the Recipient, the Recipient's Estate or the Recipient's Trust as the case may be, an amount equal to the Option Excess Price, if any, determined on the basis of the Section 6 Repurchase Price per Share in respect of exercisable Options, as provided in Section 8, with respect to the termination of outstanding Options held by the Recipient. In the case of an event set forth in clause (ii) of this Section 6(a), exercisable Options held by Recipient shall be forfeited and no payment of any nature whatsoever shall be made to Recipient therefor.
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            (b) Subject to Section 11 hereof, the completion of the purchases pursuant to the foregoing shall take place at the principal office of KSL on the 15th business day after the giving of notice of the exercise of the option to purchase. The Repurchase Price for the shares of Stock and any payment with respect to the Options as described above shall be paid by delivery to the Recipient, the Recipient's Estate or the Recipient's Trust of a certified bank check or checks in the appropriate amount payable to the order of the Recipient, the Recipient's Estate or the Recipient's Trust against delivery of certificates or other instruments representing the shares of Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the Recipient, the Recipient's Estate, the Recipient's Trust, the Pledgee or his or its duly authorized representative.

            7.    Determination of Repurchase Price.

            (a) The Repurchase Price for the Stock pursuant to Section 5 or
Section 6 shall be calculated on the basis of the Section 5 Repurchase Price per Share (as determined in accordance with Section 7(b)) or the Section 6 Repurchase Price per Share (as determined in accordance with Section 7(c)), as the case may be, as of the last day of the fiscal month preceding the fiscal month in which the event giving rise to the repurchase occurs (the "Repurchase Calculation Date"). For all purposes of this Agreement, the event giving rise to the repurchase shall be the death, Permanent Disability or retirement of the Recipient or the happening of any event set forth in Sections 6(a)(i), (ii) or
(iii) above, not the giving of any notice required pursuant to Section 5 or 6.

            (b) Prior to a Public Offering (as hereinafter defined) the Section 5 Repurchase Price per Share shall be equal to the Book Value Per Share (as defined in Section 7(d)) as of the Repurchase Calculation Date. After a Public Offering, the Section 5 Repurchase Price per Share shall be equal to the Market Value per Share (as defined in Section 7(d)) as of the Repurchase Calculation Date.

            (c) Prior to a Public Offering, the Section 6 Repurchase Price per Share, as of any Repurchase Calculation Date, shall be equal to the lesser of
(i) the Book Value Per Share and (ii) $500. After a Public Offering, the Section 6 Repurchase Price per Share shall be a equal to the lesser of (i) Market Value Per Share and (ii) $500.

            (d) For purposes of this Agreement, "Book Value Per Share", as of any calculation date, shall be (i)(a) the difference between (1) $28,000,000 plus the net income (or loss) determined in accordance with generally accepted accounting principles applied on a basis consistent with any prior periods (a "GAAP Basis") for the period from June 28, 1993, through the last day of the last full calendar month preceding such
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                                                                              10


calculation date (the "Period"), plus depreciation and amortization determined on a GAAP Basis for the Period, plus income tax expense determined on a GAAP Basis for the Period, plus capital contributions for the Period, and (2) cash capital expenditures (excluding amounts allocated to capital expenditures in any purchase accounting transaction) for the Period determined on a GAAP Basis, plus income taxes currently paid or payable during the Period, plus dividends for the Period, plus (b) the aggregate exercise prices of all outstanding options and other rights to acquire shares of Common Stock, divided by (ii) the sum of (a) the number of shares of Common Stock then outstanding, (b) the number of shares of Common Stock issuable upon the exercise of all outstanding options and other rights to acquire shares of Common Stock and (c) the number of share equivalents issuable pursuant to any equity appreciation rights or other "phantom" equity plans of KSL, appropriately reduced to reflect the base price provided in the relevant plan and any book accruals actually made in respect of the relevant plan; provided that any options and rights, and all such share equivalents (to the extent not reflected in any such book accruals), shall be excluded from the foregoing formula (together with the exercise, conversion or base prices thereof) to the extent that the exercise, conversion or base prices thereof would be greater than the Book Value Per Share if calculated without reference to such options, rights and share equivalents.

            (e) As used herein the term "Public Offering" shall mean the sale of shares of Common Stock to the public pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other similar form or any other form utilized in offering these or other securities of KSL to the officers or employees of KSL or its subsidiaries) which results in an active trading market in the shares of Common Stock; provided that an active trading market in the shares of Common Stock shall be deemed to exist if the shares of Common Stock are listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, but the failure of the shares of Common Stock to be so listed shall not per se be determinative as to whether an active trading market does not exist. A "Qualified Public Offering" shall mean either (i) a Public Offering pursuant to an effective registration statement relating to the sale of shares of the Common Stock held by any or all of Golf Associates, L.P., Resort Associates, L.P., KKR Partners II, L.P. or any other investment partnership affiliated with Kohlberg Kravis Roberts & Co. or (ii) any Public Offering resulting in an active trading market in 40% or more of the Common Stock or
(iii) any Public Offering after there already exists an active trading market in 40% or more of the Common Stock.

            (f) As used herein the term "Market Price Per Share" shall mean the price per share equal to the average of the last sales price of the shares of Common Stock on each of the ten trading days prior to the Repurchase Calculation Date on the
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                                                                              11


principal exchange on which the shares of Common Stock may at the time be listed or, if there shall have been no sales on such exchange on any such trading day, the average of the closing bid and asked prices on such exchange at the end of such trading day or if there is no such bid and asked price on such trading day on the next preceding date when such bid and asked price occurred or, if the shares of Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ at the end of each of the ten trading days prior to the Repurchase Calculation Date in the over-the-counter market. If the shares of Common Stock are not so listed or reported by NASDAQ, then the Market Price Per Share shall be the Book Value Per Share.

            (g) For purposes of this Agreement, a Recipient's employment shall be deemed to have been terminated for "Cause" if the termination results from the Recipient's: (i) criminal conduct (other than traffic violations), (ii) after notice from KSL and failure of the Recipient to cure within 10 days of receipt of such notice, deliberate misconduct which could be materially damaging to KSL or any of its business operations without a reasonable good faith belief by the Recipient that such conduct was in the best interests of KSL and its subsidiaries taken as a whole or (iii) willful and continued failure to perform Recipient's duties with respect to the Company or its subsidiaries. A termination of the Recipient's employment shall not be deemed to be for "Cause" hereunder unless the board of directors of KSL shall confirm that any such termination is for "Cause" as defined hereunder. Any voluntary termination by Recipient in anticipation of an involuntary termination of the Recipient's employment for "Cause" shall be deemed to be a termination of the Recipient's employment for "Cause".

            (h) In determining the Repurchase Price, appropriate adjustments, if any, shall be made for any future issuances of rights to acquire and securities convertible into shares of Stock and any dividends, splits, combinations, recapitalizations or any other similar adjustment in the number of shares outstanding.

            8. Shares Issued to Recipient upon Exercise of Options; Termination of Options.

            (a) KSL may from time to time grant to the Recipient, in addition to the Options, options under the Option Plan or otherwise to purchase shares of Common Stock at $500 per share or at a different option exercise price. The term "Stock" as used in this Agreement shall include all shares of Common Stock of KSL purchased by the Recipient by KSL upon exercise of the Options and of any other options held by the Recipient and any other shares of Common Stock otherwise acquired by the Recipient at any time when this Agreement is in effect.

            (b) All outstanding options granted to the Recipient under the Option Plan or otherwise, whether or not then exercisable, will be automatically terminated upon the payment by

KSL to the Recipient, pursuant to the provisions of Section 5 or 6 of this Agreement, of an amount equal to the Option Excess Price. If the Option Excess Price is zero or a negative number, all such outstanding options granted to the Recipient under the Option Plan or otherwise, whether or not then exercisable (except for Options which KSL does not have the option to repurchase pursuant to Section 6 or is not then repurchasing pursuant to Section 5, as the case may
be), shall be automatically terminated upon the repurchase of shares of Stock provided in Sections 5 or 6. The "Option Excess Price" is the excess, if any, of the Section 5 Repurchase Price per Share or the Section 6 Repurchase Price per Share, depending on which Repurchase Price is being used to repurchase the remainder of the shares of Stock, over the Option Price (as defined in the Option Plan) multiplied by the number of shares of Stock which, at the time of determination of the Option Excess Price, could be purchased by the Recipient upon exercise of his outstanding Options which are then exercisable. Notwithstanding anything to the contrary in the foregoing, KSL may provide, in the terms of the options or by decision of the Board of Directors, that different terms are to be applicable to options which are not issued under the Option Plan.

            9. KSL's Representations and Warranties.

            If KSL shall have filed a registration statement pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or engaged in a Public Offering, KSL will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Recipient to sell Options and the Stock without registration under the Act within the limitations of the exemptions provided by (i) Rule 144 under the Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 9, KSL may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder. Nothing in this Section 9 shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

            10. "Piggyback" Registration Rights.

            (a) Until the later of the first occurrence of a Qualified Public Offering or the fifth anniversary of the date hereof or the date when the Recipient ceases to be an "affiliate" for purposes of Rule 144 under the Act, the Recipient hereby agrees to be bound by all of the terms, conditions and obligations of the Registration Rights Agreements among KSL and the Investors (the "Registration Rights Agreements") and, in the case of a Qualified Public Offering and subject to the limitations set forth in this Section 10, shall have all of the rights and privileges of the Registration Rights Agreements, in each case as if the Recipient were an original party (other than KSL) thereto; provided, however, that the Recipient shall not have any rights to request registration under Section 4 of the Registration Rights Agreements; and provided further, that the Recipient shall not be bound by any amendments to the Registration Rights Agreements unless Recipient consents thereto. Notwithstanding anything to the contrary contained in the Registration Rights Agreements, the Recipient's rights and obligations under the Registration Rights Agreements shall be subject to the limitations and additional obligations set forth in this Section 10. All shares of Stock purchased by the Recipient pursuant to this Agreement and held by the Recipient, the Recipient's Trust or the Recipient's Estate, including shares purchased upon the exercise of Options, shall be deemed to be Registrable Securities as defined in the Registration Rights Agreements.

            (b) If KSL in connection with a Qualified Public Offering other than a deemed Qualified Public Offering plans to register any shares of Common Stock held by an Investor for public offering pursuant to the Act, KSL will promptly notify the Recipient in writing (a "Notice") of such proposed registration (a "Proposed Registration"). If within 15 days of the receipt by the Recipient of such Notice, KSL receives from the Recipient, the Recipient's Trust or the Recipient's Estate a written request (a "Request") to register shares of Stock held by the Recipient, the Recipient's Estate or the Recipient's Trust (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Recipient and KSL), shares of Stock will be so registered as provided in this Section 10; provided, however, that for each such registration statement only one Request, which shall be executed by the Recipient, the Recipient's Trust or the Recipient's Estate, as the case may be, may be submitted for all Registrable Securities held by the Recipient, the Recipient's Estate and the Recipient's Trust.

            (c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Recipient (which for purposes of this subparagraph (c) shall include shares of Stock held by the Recipient's Estate or a Recipient's Trust), including all shares of Stock which the Recipient is then entitled to acquire under an unexercised Option to the extent then exercisable or (ii) the maximum number of shares of Stock which the Recipient (pro rata based upon the aggregate number of shares of Stock the Recipient and all Other Recipients have requested to be registered) and all Other Recipients are permitted to register in the offering under the Registration Rights Agreements or (iii) the maximum number of shares of Stock which the Recipient can register in the offering without adverse effect on the offering in the view of the managing underwriters (reduced pro rata with all Other Recipients). The number of shares of Stock which will be registered under this Section 10, however, shall not include shares of Stock for which the Recipient no longer has registration rights pursuant to the first sentence of Section 10(a).

            (d) Upon delivering a Request the Recipient will, if requested by KSL, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to KSL with respect to the shares of Stock to be registered pursuant to this Section 10 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Recipient will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed transfer powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Recipient's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Recipient's behalf with respect to the matters specified therein.

            (e) The Recipient agrees that he will execute such other agreements as KSL may reasonably request to further evidence the provisions of this Section 10.

            11.   Continued Exercisability of KSL's Right to Repurchase.

            Notwithstanding anything to the contrary contained in Section 5, 6 or 7, if at the time of the exercise of a right of KSL to purchase shares of Stock from the Recipient, a Recipient's Trust or Recipient's Estate or to pay the Option Excess Price to the Recipient, Recipient's Trust or Recipient's Estate or at the time the Recipient, the Recipient's Estate or a Recipient's Trust exercises his or its rights to sell shares of Stock to, and receive payment for Options from, KSL pursuant to such Sections, there is, or if as a result of such purchase or payment there would be an Event, then the closing of any such purchase and payment shall be deferred until the day that is five business days after the first business day that it may occur without any Event existing or resulting. If at any time consummation of all purchases and payments to be made by KSL pursuant to this Agreement and the Other Recipient's Agreements would result in an Event, then KSL shall make purchases from, and payments to, the Recipient and Other Recipients pro rata (on the basis of the proportion of the number of shares of Stock and the number of Options each such Recipient and all Other Recipients have elected or are required to sell to KSL) for the maximum number of shares of Stock and shall pay the Option Excess Price for the maximum number of Options permitted without resulting in an Event; provided, however, that the provisions of the first sentence of this Section 11 shall apply in respect of all shares of Stock and Options not purchased. Until all of such shares of Stock and Options are purchased and paid for by KSL, the Recipient and the Other Recipients whose shares of Stock and Options are not purchased in accordance with this Section 11 shall have priority on a pro rata basis, over other purchases of shares of Stock and Options by KSL pursuant to this Agreement and Other Recipients' Agreements.

            12.   Rights to Negotiate Purchase Price.

            Nothing in this Agreement shall be deemed to restrict or prohibit KSL from purchasing shares of Stock or Options from the Recipient, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties, whether or not at the time of such purchase circumstances exist which specifically grant KSL the right to purchase, or the Recipient the right to sell shares of Stock or KSL has the right to pay, or the Recipient has the right to receive, the Option Excess Price under the terms of this Agreement, and all such purchases shall be deemed to be in accordance with the terms of this Agreement.

            13.   Covenant Regarding 83(b) Election.

            Except as KSL may otherwise agree in writing, the Recipient hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Stock to be acquired upon each exercise of the Recipient's Options within 30 days of such exercise; and Recipient further covenants and agrees that he will furnish KSL with copies of the forms of election the Recipient files within 30 days after the date hereof, and with evidence that each such election has been filed in a timely manner.

            14.   Notice of Change of Beneficiary.

            Immediately prior to any transfer of Stock to a Recipient's Trust, the Recipient shall provide KSL with a copy of the instruments creating the Recipient's Trust and with the identity of the beneficiaries of the Recipient's Trust. The Recipient shall notify KSL immediately prior to any change in the identity of any beneficiary of the Recipient's Trust.

            15.   Expiration of Certain Provisions.

            The provisions contained in Sections 4, 5 and 6 of this Agreement, and the portion of any other provision of this Agreement which incorporates the provisions of Sections 4, 5 and 6, shall terminate and be of no further force or effect with respect to any shares of Stock sold by the Recipient pursuant to an effective registration statement filed by KSL pursuant to Section 10 hereof.

            The provisions contained in Sections 2(e), 3, 4, 5, 6 and 13 of this Agreement, and the portion of any other provisions of this Agreement which incorporates the provisions of Sections 2(e), 3, 4, 5, 6 and 13 shall terminate and be of no further force and effect upon the consummation of a merger, reorganization or liquidation of KSL, or a sale of shares of Stock owned by the Investors if (but only if) such transaction results in KKR Associates, a New York limited partnership, and/or its affiliates neither owning a majority of the outstanding voting securities of KSL nor having the power (i) to elect a majority of the Board of Directors of KSL or the successor corporation to KSL's rights and obligations pursuant to such transaction, or (ii) if the surviving entity of such transaction is not a corporation, to select the general partner(s) or other persons or entities controlling the operations and business of the surviving entity.

            16.   Recapitalization. Etc.

            Except to the extent otherwise provided by Section 15 hereof, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or Options, to any and all capital stock of KSL or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of KSL (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Stock or the Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

            17.   Recipient's Employment by KSL.

            Nothing contained in this Agreement or in any other agreement entered into by KSL and the Recipient contemporaneously with the execution of this Agreement (i) obligates KSL or any subsidiary of KSL to employ the Recipient in any capacity whatsoever or (ii) prohibits or restricts KSL (or any such subsidiary) from terminating the employment, if any, of the Recipient at any time or for any reason whatsoever, with or without Cause, and the Recipient hereby acknowledges and agrees that neither KSL nor any other person has made any representations or promises whatsoever to the Recipient concerning the Recipient's employment or continued employment by KSL or any subsidiary of KSL.

            18.   State Securities Laws.

            KSL hereby agrees to use its best efforts to comply with all state securities or "blue sky" laws which might be applicable to the sale of the Stock and the issuance of the Options to the Recipient.

            19.   Binding Effect.

            The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

In the case of a transferee permitted under Section 2(a) hereof, such transferee shall be deemed the Recipient hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to KSL a valid undertaking and becomes bound by the terms of this Agreement.

            20.   Amendment.

            This Agreement may be amended only by a written instrument signed by the Parties thereto.

            21.   Closing.

            Except as otherwise provided herein, the closing of each purchase and sale of the Stock and the payment of the Option Excess Price, if any, pursuant to this Agreement shall take place at the principal office of KSL on the 15th business day following delivery of the Notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder or to cause the payment of the Option Excess Price, if any.

            22.   Applicable Law.

            The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, without reference to rules relating to conflicts of law. Any suit, action, or proceeding against the Recipient with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Delaware or New York, as KSL may elect in its sole discretion, and the Recipient hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action proceeding or judgment. By the execution and delivery of this Agreement, the Recipient appoints The Corporation Trust Company, at its office in New York, New York or Wilmington, Delaware, as the case may be, as his agent upon which process may be served in any such suit, action or proceeding. Service of process upon such agent, together with notice of such service given to the Recipient in the manner provided in Section 25 hereof, shall be deemed in every respect effective service of process upon his in any suit, action or proceeding. Nothing herein shall in any way be deemed to limit the ability of KSL to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Recipient, in such other jurisdictions and in such manner, as may be permitted by applicable law. The Recipient hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court or competent jurisdiction in the State of Delaware or New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against KSL with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware or New York, and the Recipient hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. KSL hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

            23.   Assignability of Certain Rights by the Corporation.

            KSL shall have the right to assign any or all of its rights hereunder or to delegate any of its obligations hereunder to any affiliate thereof; provided that KSL shall remain obligated hereunder notwithstanding such assignment. The rights of the Optionee hereunder may not be assigned, and the obligations of the Optionee hereunder may not be delegated, to another person.

            24.   Miscellaneous.

            In this Agreement (i) all references to "dollars" or "$" are to United States dollars and (ii) the word "or" is not exclusive. If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

            25.   Notices.

            All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt request, postage prepaid, to the Party to whom it is directed:

            (a)   If to KSL, to it at the following address:

                  c/o KSL Recreation Corporation
                  56-140 PGA Blvd.
                  La Quinta, CA 92253

                  Attn: Nola S. Dyal, Esq.

            with copies to:

                  Kohlberg Kravis Roberts & Co.
                  9 West 57th Street
                  New York, New York 10019

                  Attn: Michael T. Tokarz

                  and

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017

                  Attn: Gary I. Horowitz, Esq.

            (a) If to the Recipient, to his at the address set forth below under his signature;

                  or at such other address as either party shall have specified by notice in writing to the other.

            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                       KSL RECREATION CORPORATION



                                       By:_____________________________________
                                          Name: Michael S. Shannon
                                          Title: President

                                       _________________________________________
                                       RECIPIENT

                                 Address:_______________________________________
                                         _______________________________________
                                         _______________________________________

                                    EXHIBIT A

                      Non-Qualified Stock Option Agreement

                                   (Attached)